Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION REPORTS

SECOND QUARTER RESULTS

Liquidity Position Further Enhanced to Address Debt Maturities;

Earnings Guidance Reaffirmed

(INDIANAPOLIS, July 29, 2009) – Duke Realty Corporation (NYSE: DRE), a leading industrial and office property REIT, today reported results for the second quarter 2009.

Operating Highlights

•

Funds from operations per diluted share (“FFO”) was $0.29 for the quarter, which includes the effects of $18.7 million of impairment and other non-cash charges and $1.5 million of gains on repurchases of unsecured bonds. Without the effects of these non-cash items, FFO for the quarter was $0.37, in line with expectations.

•	Liquidity position further enhanced during the quarter:

•	$575.0 million raised in sale of 75.2 million shares of common stock in follow-on public offering closed April 21, 2009;

•	$114.0 million in secured financing closed on July 16, 2009;

•	$73.3 million in cash generated from property and land sales;

•	$21.5 million par value of unsecured debt obligations repurchased at a discount.

•	Capital raised through July 2009 exceeded $970.0 million; anticipate capital raised in 2009 in excess of $1.2 billion upon closing of $280.0 million of secured debt financing in third quarter.

•	2009 FFO guidance reaffirmed: $1.42 – $1.64 per share as adjusted for the additional shares issued in the April 2009 common stock offering ($1.85 – $2.15 per share pre-offering).

“We are pleased that we have been able to raise nearly $1 billion of capital to date in 2009,” said Dennis D. Oklak, chairman and chief executive officer.

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

“We are focused on using funds to reduce leverage. We are on track with our capital plan and, as of mid-July, have a zero balance outstanding on our credit facility.”

Financial Performance

•

FFO for the second quarter of 2009 was $0.29 (including $0.13 per share dilution resulting from the company’s common offering in April), compared to $0.59 for the second quarter of 2008. Second quarter 2009 FFO includes impairments and other non-cash charges of $18.7 million ($0.09 per share), partially offset by $1.5 million ($0.01 per share) of gains on the repurchase of unsecured debt obligations. Excluding the impact of these non-cash items, FFO would have been $0.37 for the second quarter of 2009.

•

Net income per diluted share (EPS) for the second quarter 2009 was a loss of $0.16, as compared to earnings of $0.11 for the same quarter in 2008. The loss was primarily attributable to impairment charges incurred and higher depreciation expense recognized in the second quarter of 2009.

Financing Update

The company announced the following transactions which, in the aggregate, have or will add additional liquidity and strengthen the company’s balance sheet:

•

Completion on April 21, 2009, of an underwritten public offering of 75,210,000 shares of the company’s common stock at a price per share of $7.65. The offering raised $575.0 million ($551.9 million of net proceeds), which the company used to repay outstanding borrowings under its unsecured line of credit and for general corporate purposes.

•	Completion of a $114.0 million, 10-year secured debt financing on July 16, 2009. The loan is secured by a portfolio of suburban office and industrial assets.

•

Execution of a commitment letter in July for a $280.0 million 7-year secured loan. The loan, subject to closing, will be secured by suburban office and industrial assets. The company anticipates the closing of this loan in the third quarter of 2009. The company is also actively discussing additional secured debt financing, which the company believes may generate proceeds in the range of $75 million to $100 million in 2009. To the extent that such financing is finalized, it also would be secured by a geographically diverse portfolio of suburban office and industrial assets.

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

As of June 30, 2009, the company had $5.9 billion of in-service, unencumbered assets in its portfolio.

•

Repurchase of $21.5 million in outstanding unsecured debt that was scheduled to mature in 2010 and 2011. Year to date, the company has repurchased $191.0 million par value of unsecured debt maturing at various dates from 2009 through 2011 for $150.0 million at an average discount of 21.5 percent.

Portfolio Performance

•	Overall portfolio occupancy, including projects under development, was 87.4 percent as of June 30, 2009, compared to 87.3 percent at March 31, 2009.

•

Stabilized, in-service properties (128 million square feet) were 88.5 percent leased at June 30, 2009, compared with 89.7 percent at March 31, 2009. This decrease is attributable to the addition of 11 recently developed properties aggregating 3.3 million square feet which were 42 percent leased at June 30, 2009. The company classifies a property as stabilized upon the earlier of its reaching 90% occupancy or one year after its in-service date. The decrease in stabilized occupancy as a result of these newly developed assets was anticipated by the company.

•	Tenant retention for the second quarter of 2009 was 81.9 percent, with growth in net effective rents on renewals of 3.1 percent.

•

Same store net operating income decreased by 1.6 percent for the second quarter of 2009, compared with the three-month period ended June 30, 2008. Same store net operating income increased by approximately 1.6 percent for the 12-month period ended June 30, 2009, compared with the 12-month period ended June 30, 2008.

Real Estate Investment Activity

Development

Wholly Owned Properties

•

The company’s wholly owned development pipeline at June 30, 2009, consists mostly of projects that are in the final stages of completion. The total estimated costs of these projects upon stabilization are $297.1 million, with $130.0 million in remaining costs to be funded. The pipeline is comprised of 13 properties (1.7 million square feet), which are 89 percent pre-leased.

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

•

The company began only one project during the quarter: an expansion of a bulk distribution facility in Phoenix which is 100% leased and scheduled for contribution to a joint venture upon completion in the second half of 2009.

•	The company placed into service three healthcare properties (242,000 square feet), of which two were 100% leased and one was 10% leased upon completion.

Joint Venture Properties

•

The company’s joint venture development pipeline at June 30, 2009, consists mostly of projects that are in the final stages of completion. The total estimated costs of these projects upon stabilization are $339.5 million, with $118.0 million in remaining costs to be funded. The pipeline is comprised of 3 properties (1.1 million square feet), which are 26 percent pre-leased. Each joint venture has obtained third-party debt to finance construction of these properties. (All joint venture costs and square footage are reported at 100 percent ownership.)

•

Two speculative industrial assets were placed in service during the quarter: a 503,000 square foot bulk industrial property in the Dugan Realty joint venture and a 533,000 square foot bulk industrial building in the AllPoints Midwest joint venture. Neither property is leased.

Acquisitions

The company acquired two industrial properties aggregating 450,000 square feet near the Port of Savannah, Georgia. These properties are 100% leased.

Dispositions

•

During the quarter, the company completed the disposition of five assets, including three properties contributed to the company’s joint venture with CB Richard Ellis Realty Trust. The company realized gross proceeds of $65.8 million at an aggregate capitalization rate of 9.0%.

•	The company sold approximately 30 acres of undeveloped land that no longer met its growth objectives. These sales generated gross proceeds of $7.5 million.

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

Real Estate Valuation – Impairment and Other Charges

During the second quarter of 2009, the company recorded impairment and other charges for the quarter of $18.7 million, pertaining to certain land parcels sold or held for sale ($4.6 million), properties sold or held for sale ($7.4 million), and investments in joint ventures ($6.7 million). These charges were the result of increases in estimated capitalization rates and changes in market conditions that negatively affected values. These non-cash charges have no effect on liquidity, and have no impact on compliance with the company’s credit facility or unsecured bond covenants.

General and Administrative Expenses

General and administrative expenses for the second quarter aggregated $13.6 million, compared with $6.9 million for the same period in 2008. The second quarter 2009 expenses include approximately $3.5 million of severance payments resulting from a reduction in workforce during the quarter. Year to date non-recurring severance costs included in general and administrative expenses totaled $6.1 million.

As a result of current economic conditions, the company’s workforce has been reduced approximately 26 percent since the beginning of 2008 and most development activities have been curtailed.

Dividends Declared

The company’s board of directors has declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable August 31, 2009, to shareholders of record as of August 14, 2009. The company’s policy is to pay aggregate annual dividends in 2009 in an amount generally equal to and not to exceed its annual taxable income.

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	August, 17, 2009	August 31, 2009
Series K	DREPRK	$0.406250	August 17, 2009	August 31, 2009
Series L	DREPRL	$0.412500	August 17, 2009	August 31, 2009
Series M	DREPRM	$0.434375	September 16, 2009	September 30, 2009
Series N	DREPRN	$0.453125	September 16, 2009	September 30, 2009
Series O	DREPRO	$0.523438	September 16, 2009	September 30, 2009

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

Earnings Guidance Reaffirmed

The company reaffirmed FFO guidance for 2009 of $1.42 – $1.64 per share, as adjusted for the additional shares issued in the April 2009 common stock offering ($1.85 – $2.15 per share pre-offering). Based upon current expectations of leasing volumes, tenant delinquencies and other economic conditions for the rest of 2009, it is anticipated that FFO per share will be at the lower end of guidance. Guidance excludes the effects of impairment and other non-cash charges and gains on the repurchase of the company’s securities.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 136 million rentable square feet of industrial and office space in 20 U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke is hosting a conference call tomorrow, July 30, 2009, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information fact book will be available after 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2008. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

Duke Realty Corporation

Statement of Operations

June 30, 2009

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Rental and related revenue	$224,987	$211,613	$445,700	$423,248
General contractor revenue	119,705	85,635	218,062	162,394
Service fee revenue	7,537	8,613	14,274	16,137

	352,229	305,861	678,036	601,779

Expenses:
Rental expenses	49,016	44,917	103,160	95,153
Real estate taxes	29,946	25,806	59,085	51,262
General contractor costs	111,212	81,248	202,615	154,421
Service Operations expenses	7,063	7,368	12,406	14,437
Depreciation and amortization	86,745	75,525	166,678	151,129

	283,982	234,864	543,944	466,402

Other Operating Activities
Equity in earnings of unconsolidated companies	2,462	6,881	4,989	16,980
Gain on sale of Build-for-Sale properties, net of tax	0	4,758	0	5,130
Earnings from sales of land, net	0	3,393	0	4,022
Undeveloped land carrying costs	(2,680)	(1,911)	(5,045)	(4,060)
Impairment charges	(16,949)	0	(16,592)	0
Other operating expenses	(182)	(1,991)	(520)	(2,799)
General and administrative expense	(13,600)	(6,889)	(23,480)	(19,052)

	(30,949)	4,241	(40,648)	221

Operating income	37,298	75,238	93,444	135,598

Other Income (Expense)
Interest and other income (expense), net	5	(541)	128	1,018
Interest expense	(52,025)	(47,841)	(104,073)	(95,944)
Gain on extinguishment of debt	1,449	0	34,511	0
Net loss on business combinations	(999)	0	(999)	0

Income (loss) from continuing operations	(14,272)	26,856	23,011	40,672

Discontinued Operations:
Income from discontinued operations before impairment and gain on sales	(103)	(159)	82	2,640
Impairment charges	(772)	0	(772)	0
Gain on sale of depreciable properties	49	9,531	5,168	10,641

Income (loss) from discontinued operations	(826)	9,372	4,478	13,281

Net income (loss)	(15,098)	36,228	27,489	53,953
Dividends on preferred shares	(18,363)	(18,866)	(36,726)	(34,172)
Net (income) loss attributable to noncontrolling interests	1,055	(1,105)	421	(991)

Net income (loss) attributable to common shareholders	$(32,406)	$16,257	$(8,816)	$18,790

Basic net income (loss) per Common Share:
Continuing operations attributable to common shareholders	$(0.15)	$0.05	$(0.08)	$0.03
Discontinued operations attributable to common shareholders	$(0.01)	$0.06	$0.02	$0.09

Total	$(0.16)	$0.11	$(0.06)	$0.12

Diluted net income (loss) per Common Share:
Continuing operations attributable to common shareholders	$(0.15)	$0.05	$(0.08)	$0.03
Discontinued operations attributable to common shareholders	$(0.01)	$0.06	$0.02	$0.09

Total	$(0.16)	$0.11	$(0.06)	$0.12

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

Duke Realty Corporation

Statement of Funds From Operations

June 30, 2009

(In thousands, except per share amounts)

	Three Months Ended June 30, (Unaudited)
	2009			2008
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	$(32,406)			$16,257
Less income allocated to participating securities	(403)			(402)

Net Income (Loss) Per Common Share - Basic	(32,809)	207,290	$(0.16)	15,855	146,741	$0.11
Add back:
Noncontrolling interest in earnings of unitholders	—	—		872	7,684
Other common stock equivalents		—			199

Net Income (Loss) Per Common Share - Diluted	$(32,809)	207,290	$(0.16)	$16,727	154,624	$0.11

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shares	$(32,406)	207,290		$16,257	146,741
Adjustments:
Depreciation and Amortization	86,818			76,575
Company Share of Joint Venture Depreciation and amortization	8,251			7,391
Earnings from depreciable property sales-wholly owned	(49)			(9,531)
Earnings from depreciable property sales-JV	—			(476)
Noncontrolling interest share of adjustments	(2,985)			(3,662)

Funds From Operations - Basic	59,629	207,290	$0.29	86,554	146,741	$0.59
Noncontrolling interest in earnings of unitholders	(1,051)	6,725		872	7,684
Noncontrolling interest share of adjustments	2,985			3,662
Other common stock equivalents		764			639

Funds From Operations - Diluted	61,563	214,779	$0.29	91,088	155,064	$0.59
Less gains on extinguishment of debt	(1,449)			—
Add back impairment and other non-recurring charges	18,720			—

Adjusted Funds From Operations - Diluted	$78,834	214,779	$0.37	91,088	155,064	$0.59

	Six Months Ended June 30, (Unaudited)
	2009			2008
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	$(8,816)			$18,790
Less income allocated to participating securities	(976)			(809)

Net Income (Loss) Per Common Share - Basic	(9,792)	178,052	$(0.06)	17,981	146,536	$0.12
Add back:
Noncontrolling interest in earnings of unitholders	—	—		1,010	7,771
Other common stock equivalents		—			170

Net Income (Loss) Per Common Share - Diluted	$(9,792)	178,052	$(0.06)	$18,991	154,477	$0.12

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shares	$(8,816)	178,052		$18,790	146,536
Adjustments:
Depreciation and Amortization	167,026			155,696
Company Share of Joint Venture Depreciation and amortization	19,469			14,319
Earnings from depreciable property sales-wholly owned	(5,168)			(10,641)
Earnings from depreciable property sales-JV	—			(495)
Noncontrolling interest share of adjustments	(6,618)			(7,988)

Funds From Operations - Basic	165,893	178,052	$0.93	169,681	146,536	$1.16
Noncontrolling interest in earnings of unitholders	(334)	6,745		1,010	7,771
Noncontrolling interest share of adjustments	6,618			7,988
Other common stock equivalents		638			587

Funds From Operations - Diluted	172,177	185,435	$0.93	178,679	154,894	$1.15
Less gains on extinguishment of debt	(34,511)			—
Add back impairment and other non-recurring charges	18,363			—

Adjusted Funds From Operations - Diluted	$156,029	185,435	$0.84	178,679	154,894	$1.15

Duke Realty Corporation Reports Second Quarter Results

July 29, 2009

Duke Realty Corporation

Balance Sheet

June 30, 2009

(In thousands, except per share amounts)

	June 30, 2009	December 31, 2008
ASSETS:
Rental Property	$6,466,795	$6,297,923
Less: Accumulated Depreciation	(1,252,221)	(1,167,113)
Construction in Progress	168,103	159,330
Land Held for Development	812,003	806,379

Net Real Estate Investments	6,194,680	6,096,519

Cash	26,699	22,532
Accounts Receivable	22,157	28,026
Straight-line Rents Receivable	128,172	123,863
Receivables on Construction Contracts	68,124	75,100
Investments in and Advances to Unconsolidated Companies	486,937	693,503
Deferred Financing Costs, Net	44,484	47,907
Deferred Leasing and Other Costs, Net	387,915	369,224
Escrow Deposits and Other Assets	236,228	234,209

Total Assets	$7,595,396	$7,690,883

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Secured Debt	$666,405	$507,351
Unsecured Notes	2,978,568	3,285,980
Unsecured Line of Credit	92,923	483,659
Construction Payables and Amounts due Subcontractors	96,632	105,227
Accrued Real Estate Taxes	91,577	78,483
Accrued Interest	51,981	56,376
Accrued Expenses	27,265	45,059
Other Liabilities	180,805	187,425
Tenant Security Deposits and Prepaid Rents	32,285	41,348

Total Liabilities	4,218,441	4,790,908

Preferred Stock	1,016,625	1,016,625
Common Stock and Additional Paid-in Capital	3,264,884	2,703,997
Accumulated Other Comprehensive Income	(7,149)	(8,652)
Distributions in Excess of Net Income	(953,216)	(867,951)

Total Shareholders’ Equity	3,321,144	2,844,019

Non-controlling Interest	55,811	55,956

Total Liabilities and Equity	$7,595,396	$7,690,883